Exhibit 99.1

FOR IMMEDIATE RELEASE

XENITH BANKSHARES, INC. (FORMERLY FIRST BANKSHARES, INC.)

COMPLETES MERGER WITH XENITH CORPORATION

RICHMOND, Va., December 22, 2009 — First Bankshares, Inc. (Nasdaq: SUFB) announced today that it has completed its merger with Xenith Corporation. Under the terms of the merger agreement, Xenith Corporation was merged with and into First Bankshares effective December 22, 2009. The combined company will operate as a one-bank holding company under the name “Xenith Bankshares, Inc.”

First Bankshares shareholders who made a valid cash election for their shares of First Bankshares common stock will receive $9.23 in cash for approximately 49% of the shares for which they made such election. Each cash election share that was not converted into the right to receive $9.23 in cash and each share of First Bankshares common stock for which a cash election was not made represented one share of Xenith Bankshares common stock immediately following the effective time of the merger.

Each share of Xenith Corporation common stock was cancelled and converted automatically into the right to receive 0.8700 shares of Xenith Bankshares common stock.

The initial board of directors of Xenith Bankshares will consist of Palmer P. Garson, Brian D. Jones, T. Gaylon Layfield, III, Malcolm S. McDonald (Chairman), Robert J. Merrick, Scott A. Reed, and Mark B. Sisisky, who served as directors of Xenith Corporation, and Larry L. Felton, Peter C. Jackson and James E. Turner, Jr., who served as directors of First Bankshares. T. Gaylon Layfield III, the former President and CEO of Xenith Corporation, will continue in that role for Xenith Bankshares. Darrell G. Swanigan, the former President and CEO of First Bankshares, will become Executive Vice President and President of the Hampton Roads Region of Xenith Bankshares. Xenith Corporation’s former Chief Financial Officer and Chief Administrative Officer, Thomas W. Osgood, will continue in that role for Xenith Bankshares.

Xenith Bankshares is the holding company for SuffolkFirst Bank, a community bank with three branches in Suffolk, Virginia. As previously announced, the name of SuffolkFirst Bank will be changed to Xenith Bank, but it will continue to do business as SuffolkFirst Bank at its existing locations in Suffolk.

Commencing on December 23, 2009, shares of Xenith Bankshares common stock will trade on the NASDAQ Capital Market under the symbol “XBKS.”

For more information about Xenith Bankshares and SuffolkFirst Bank, please visit: www.xenithbank.com.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about Xenith Bankshares’ plans, obligations, expectations and intentions and other statements in the press release that are not historical facts. Words such as “anticipates,” “believes,” “intends,” “should,” “expects,” “will,” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the management of Xenith Bankshares as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, disruptions to customer and employee relationships and business operations caused by the merger; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in Xenith Bankshares’ publicly filed documents, including its Annual Report or Form 10-K for the year ended December 31, 2008. Xenith Bankshares assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Contact: T. Gaylon Layfield, III of Xenith Bankshares, Inc., (804) 433-2200